                                                                 Exhibit 23(a)



Consent of Independent Certified Public Accountants

Interface, Inc.
LaGrange, Georgia

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated February 16, 1993, relating to the consolidated financial statements and schedules of Interface, Inc. appearing in the Company's Form 10-K, as amended, for the year ended January 3, 1993.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



                                         /s/ BDO Seidman
                                         ----------------
                                             BDO Seidman


Atlanta, Georgia

March 23, 1994